Form F-1 | Greifenberg Digital Limited

Exhibit 23.1

18012 Sky Park Circle, Suite 200 Irvine, California 92614 tel 949-852-1600 fax 949-852-1606 www.rjicpas.com

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form F-1 of our report dated August 1, 2022 relating to the consolidated financial statements of Greifenberg Digital Limited as of and for the years ended March 31, 2022 and 2021 and to the reference to our Firm under the caption "Experts" in the Registration Statement.

/Ramirez Jimenez International CPAs/

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Irvine, California

December 16, 2022